Exhibit 99.1

News Release

Contact:	Garland W. Koch

Chief Financial Officer

United PanAm Financial Corp.

949.224.1244

e-mail: gkoch@upfc.com

FOR IMMEDIATE RELEASE

UNITED PANAM FINANCIAL CORP. ANNOUNCES

FOURTH QUARTER 2005 RESULTS

Newport Beach, California – January 26, 2006 - United PanAm Financial Corp. (Nasdaq:UPFC) today announced results for its fourth quarter and year ended December 31, 2005.

For the quarter ended December 31, 2005, the Company reported net income of $6.4 million, compared to net income of $5.1 million for the same period a year ago, representing a 26% increase over 2004. The Company reported net income of $0.34 per diluted share for the fourth quarter of 2005 compared to $0.28 per diluted share for the same period a year ago, representing a 21% increase over 2004.

Interest income on loans for the fourth quarter of 2005 rose 33% to $42.9 million from $32.3 million in the fourth quarter of 2004.

For the year ended December 31, 2005, the Company reported income of $27.0 million from continuing operations, compared to income of $19.9 million from continuing operations for the same period a year ago, representing a 36% increase over 2004. The Company reported income of $1.45 per diluted share from continuing operations for the year ended December 31, 2005, compared to income of $1.10 per diluted share from continuing operations for the same period in 2004, representing a 32% increase.

Interest income on automobile installment contracts for the year ended December 31, 2005 increased 34% to $157.5 million from $117.3 million for the same period a year ago.

The Company purchased $461.5 million of automobile installment sale contracts during 2005, compared with $368.0 million during 2004, representing a 25% increase. Automobile installment sale contracts outstanding totaled $666.2 million at December 31, 2005, compared with $524.2 million at December 31, 2004, representing 27% increase. The growth in automobile installment sale contracts is the result of the expansion of our branch network and portfolio growth at the branch level. During the fourth quarter of 2005, the Company opened four new auto finance branches (20 new branches in 2005) bringing our total to 107 branches in 31 states. The Company intends to continue its philosophy of controlled expansion of the auto finance branch network and expects to open 24 new branches in 2006.

Non-interest expense as a percentage of average loan balances was 10.52% for the year ended December 31, 2005, compared with 11.56% for the same period a year ago, representing a decrease of 104 basis points.

The annualized quarterly net charge-off rate was 5.18% for the fourth quarter of 2005, compared with 5.75% for the comparable 2004 period, representing a decrease of 57 basis points. The net charge-off rate was 4.51% for the year ended December 31, 2005, compared with 5.24% for the same period a year ago, representing a decrease of 73 basis points.

Delinquencies over 30 days amounted to 0.90% of outstanding automobile installment sale contracts at December 31, 2005, compared with 0.72% at December 31, 2004. Delinquencies and total repossessions over 30 days amounted to 1.34% of outstanding automobile installment sale contracts at December 31, 2005, compared with 1.23% at December 31, 2004.

“2005 showed a continuing controlled growth of 27% in automobile installment sale contracts while credit quality continued to be strong as indicated by the 73 basis points drop in the Company’s net charge-off rate from 2004 and non-interest expense decreased by 104 basis points.” said Guillermo Bron, Chairman of the Board of Directors.

UPFC is a specialty finance company engaged in non-prime automobile finance, which includes the purchasing, warehousing, securitizing and servicing of automobile installment sales contracts originated by independent and franchised dealers of used automobiles. UPFC conducts its automobile finance business through its wholly-owned subsidiary, United Auto Credit Corporation, with 107 branch offices in 31 states.

Any statements set forth above that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act (“SLRA”) of 1995, including statements concerning the company’s strategies, plans, objectives and intentions. Such statements are subject to a variety of estimates, risks and uncertainties, known and unknown, which may cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as our recent shift of the funding source of our business; our dependence on securitizations; our need for substantial liquidity to run our business; loans we made to credit-impaired borrowers; reliance on operational systems and controls and key employees; competitive pressures which we face; rapid growth of our business; fluctuations in market rates of interest; general economic conditions; the effects of accounting changes; and other risks, certain of which are detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.

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Editors Note: Three pages of selected financial data follow.

United PanAm Financial Corp. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands)	December 31, 2005	December 31, 2004
Assets
Cash	$8,199	$4,237
Short term investments	13,096	—

Cash and cash equivalents	21,295	4,237
Restricted cash	53,058	36,729
Securities available for sale	493,100	788,090
Loans	633,656	499,343
Allowance for loan losses	(29,110)	(25,593)

Loans, net	604,546	473,750
Premises and equipment, net	3,881	3,519
Interest receivable	8,543	6,901
Other assets	24,749	29,601
Assets of discontinued operations	—	72,080

Total assets	$1,209,172	$1,414,907

Liabilities and Shareholders’ Equity
Warehouse line of credit	$54,009	$101,776
Securitization notes payable	521,613	352,564
Repurchase agreements	458,885	745,295
Accrued expenses and other liabilities	9,440	8,793
Junior subordinated debentures	10,310	10,310
Liabilities of discontinued operations—deposits	—	71,916

Total liabilities	1,054,257	1,290,654

Preferred Stock (no par value):
Authorized, 2,000,000 shares; no shares issued and outstanding at December 31, 2005 and 2004	—	—
Common stock (no par value):
Authorized, 30,000,000 shares; 17,120,250 and 16,526,358 shares issued and outstanding at December 31, 2005 and 2004, respectively	76,054	70,332
Retained earnings	80,182	53,517
Unrealized (loss) gain on securities available for sale, net	(1,321)	404

Total shareholders’ equity	154,915	124,253

Total liabilities and shareholders’ equity	$1,209,172	$1,414,907

United PanAm Financial Corp. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Interest Income
Loans	$42,879	$32,258	$157,469	$117,270
Securities and short term investments	4,577	4,917	17,097	19,959

Total interest income	47,456	37,175	174,566	137,229

Interest Expense
Securitization notes payable	5,276	3,505	16,795	3,847
Warehouse line of credit	1,514	726	5,780	731
Repurchase agreements	4,133	1,930	14,730	11,224
Deposits	—	1,301	—	10,605
Junior subordinated debentures	184	110	653	462

Total interest expense	11,107	7,572	37,958	26,869

Net interest income	36,349	29,603	136,608	110,360
Provision for loan losses	10,041	8,045	31,166	25,516

Net interest income after provision for loan losses	26,308	21,558	105,442	84,844

Non-interest Income
Service charges and fees	—	99	—	438
Loan related charges and fees	103	82	445	518
Gain on sale of securities	913	769	3,447	1,010
Other income	107	144	385	1,091

Total non-interest income	1,123	1,094	4,277	3,057

Non-interest Expense
Compensation and benefits	10,129	8,988	39,495	33,004
Occupancy	1,513	1,233	5,764	5,130
Market loss – derivative instruments	—	(183)	—	2,185
Other	5,037	4,000	19,212	14,582

Total non-interest expense	16,679	14,038	64,471	54,901

Income from continuing operations before income taxes	10,752	8,614	45,248	33,000
Income taxes	4,382	3,173	18,250	13,078

Income from continuing operations	6,370	5,441	26,998	19,922
(Loss) income from discontinued operations, net of tax	—	(305)	(333)	3,783

Net income	$6,370	$5,136	$26,665	$23,705

Earnings (loss) per share-basic:
Continuing operations	$0.37	$0.33	$1.60	$1.23
Discontinued operations	0.00	(0.02)	(0.02)	0.23

Net income	$0.37	$0.31	$1.58	$1.46

Weighted average basic shares outstanding	17,118	16,399	16,874	16,209

Earnings (loss) per share-diluted:
Continuing operations	$0.34	$0.30	$1.45	$1.10
Discontinued operations	0.00	(0.02)	(0.02)	0.21

Net income	$0.34	$0.28	$1.43	$1.31

Weighted average diluted shares outstanding	18,740	18,135	18,644	18,069

United PanAm Financial Corp. and Subsidiaries

Selected Financial Data

(Dollars and shares in thousands)	At or For the Three Months Ended		At or For the Twelve Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Automobile Finance Data
Gross contracts purchased	$103,804	$88,288	$461,483	$367,965
Contracts outstanding	666,162	524,170	666,162	524,170
Unearned discount	(32,506)	(24,827)	(32,506)	(24,807)
Allowance for loan losses	(29,110)	(25,593)	(29,110)	(25,593)
Allowance for loan losses to gross loans net of unearned discount	4.59%	5.13%	4.59%	5.13%
Unearned discount to gross loans	4.88%	4.74%	4.88%	4.74%
Annualized net charge-offs to average contracts(1)	5.18%	5.75%	4.51%	5.24%
Delinquencies (% of net contracts)
31-60 days	0.55%	0.48%	0.55%	0.48%
61-90 days	0.23%	0.16%	0.23%	0.16%
90+ days	0.12%	0.08%	0.12%	0.08%

Total	0.90%	0.72%	0.90%	0.72%
Repossessions over 30 days past due (% of net contracts)	0.44%	0.51%	0.44%	0.51%
Total Delinquencies and repossessions over 30 days past due (% of net contracts)	1.34%	1.23%	1.34%	1.23%
Other Data
Return on average assets from continuing operations (1)	2.21%	1.48%	2.35%	1.25%
Return on average shareholders’ equity from continuing operations(1)	16.56%	17.79%	18.83%	17.94%
Consolidated capital to assets ratio	12.81%	8.78%	12.81%	8.78%
Weighted average shares outstanding	17,118	16,399	16,874	16,209
Additional shares included for fully diluted calculations	1,622	1,736	1,770	1,860

Number of shares used in fully diluted calculations	18,740	18,135	18,644	18,069

(1)	Quarterly information is annualized for comparability with full year information.